UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2005

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court

San Jose, California 95138-1400

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2005, Photon Dynamics, Inc. informed The Nasdaq Stock Market that it has become aware of material non-compliance with Rule 4310(c)(14) of the National Association of Securities Dealers, Inc., as it has determined that its previously issued financial statements for the year ended September 30, 2004 and the quarter ended December 31, 2004 can no longer be relied upon. Photon Dynamics intends to restate these financial statement and file an amended Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and Quarterly Report on Form 10-Q for the three months ended December 31, 2004, and become current in its filing obligations as soon as possible. In addition, Photon Dynamics notified The Nasdaq Stock Market that as a result of the above, it would not be able to file timely its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which will be another event that will cause it to be in violation of Rule 4310(c)(14).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of preparing the unaudited financial results for the quarter ended March 31, 2005, Photon Dynamics’ management identified a potential error related to revenue recognition in connection with an order for which revenue was recognized in the fourth quarter of fiscal 2004 (ended September 30, 2004). Specifically, based on certain terms of the arrangement with the customer, a question was raised as to whether a portion of the revenue related to the order should have been deferred. Management reported the potential error to the audit committee of the board of directors of Photon Dynamics, and the audit committee commenced an investigation into the matter.

On May 2, 2005, after reviewing and analyzing the results of the investigation to date, management concluded that with respect to the order in question, a portion of the revenue, approximately $700,000, should have been deferred. Accordingly, management concluded that Photon Dynamics should restate its financial statements for the year ended September 30, 2004 and the quarter ended December 31, 2004. Photon Dynamics’ audit committee and management discussed this conclusion with Photon Dynamics’ independent registered public accounting firm, Ernst & Young LLP.

Photon Dynamics estimates that the impact on earnings per share for this item will be a reduction of approximately $0.04 in the fourth quarter of fiscal 2004 and an increase of approximately $0.01 in the first quarter of fiscal 2005. The audit committee’s investigation is continuing and the audit committee is investigating whether other revenue recognition issues exist.

As a result of management’s determination, the previously issued financial statements for the fiscal year ended September 30, 2004 and the interim financial statements for the three months ended December 31, 2004 should no longer be relied upon.

Cautionary Statements:

The statements made in this filing regarding financial amounts are forward-looking statements based on Photon Dynamics’ beliefs as of this date. Actual results may change due to a number of risks and uncertainties, including: the audit committee’s investigation has not yet been completed, and additional issues may arise during the course of the investigation that may cause additional deferral of revenue or additional accounting changes. For further information on risks affecting Photon Dynamics, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “Factors Affecting Operating Results” in Photon Dynamics’ Quarterly Report on Form 10-Q as filed on February 9, 2005 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: May 4, 2005	By:	/s/ Jeffrey Hawthorne
Jeffrey Hawthorne
Chief Executive Officer and President